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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



       As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14145, 333-39309, 333-88475 and 333-53632) and on Form S-3 (No. 333-52522)
of Toreador Resources Corporation of our estimates of reserves, included in this Annual Report on Form 10-K, as amended, and to all references to our firm included in this Annual Report, as amended.



/s/ LAROCHE PETROLEUM CONSULTANTS, LTD
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LaRoche Petroleum Consultants, Ltd

Dallas, Texas
November 29, 2001